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                       OFFICE/ WAREHOUSE LEASE AGREEMENT

     The parties to this Agreement, effective January 1, 1999, between HOLLADAY MISHAWAKA, LLC ("Landlord") and AM GENERAL CORPORATION ("Tenant"), Agree as follows:

     1.   PREMISES; PREPARATION; SUBSTITUTION.

     A.   The Premises. The Landlord leases to the Tenant and the Tenant accepts
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that part of Byrkit Avenue Business Center located at 400 South Byrkit Avenue in
Mishawaka, Indiana (the "Building") as shown on the floor plan attached to this Agreement as Exhibit A containing a total of 238,815 square feet of leasable warehouse space (the "Warehouse") and 22,622 square feet of leasable office space (the "Office"); and approximately 3 acres of vacant adjacent land located east of the Building (the "Land"). The Building, Warehouse, Office and Land are collectively referred to herein as the "Premises".

     B.   Substitution of Premises. The Landlord may, with at least thirty days'
          ------------------------
prior written notice to the Tenant, substitute other space within the Building for the Office space subject to the same terms and conditions as though originally leased to the Tenant at the time of execution and delivery of this Agreement. Such substituted space shall contain at least the same useable area as the Office space without any increase in rent. The Landlord shall pay all reasonable moving expenses of the Tenant, including the reasonable removing and replacement of the Tenant improvements, related to such substituted space.

     2. TERM. The term of the lease (the "Term") shall be 60 months commencing January 1, 1999 and ending December 31, 2003, unless sooner terminated as provided in this Agreement. (See Additional Provisions).

     3. USE. The premises shall be occupied and used by the Tenant for a business office and warehousing and for any other lawful purposes.

     4.   RENT. The Tenant shall pay to the Landlord as rent provided below:

          Warehouse space     238,815 sq. ft. at 2.15 psf or $42,787.69 per month (yrs. 1, 2 & 3)
                                                 2.20 psf or $43,782.75 per month (yr. 4)
                                                 2.25 psf or $44,777.81 per month (yr. 5)
          Office space         22,622 sq. ft. at 4.00 psf or $ 7,540.67 per month (yrs. 1, 2 & 3)
          Office space         22,622 sq. ft. at 4.50 psf or $ 8,483.25 per month (yrs. 4 & 5)

Unpaid rent and other monies owing to the Landlord under this Agreement shall bear interest at the rate of 12% per annum from the date due until paid.

     5.   ADDITIONAL RENT FOR OPERATING EXPENSES.

     A.   Monthly Operating Expense Payment. The Tenant shall pay its
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proportionate share of actual Operating Expenses for the Warehouse portion of the space (defined in subsection C of this Section 5) of $.528 per square foot or $10,507.86 ($.528 X 238,815 sf. divided by 12) per month as of January 1, 1999 ("Base Proportionate Operating Expense"). The Office lease and the Land is a gross lease with operating expenses included. The Tenant's proportionate share of the actual Operating Expenses shall be an amount equal to the actual Operating Expenses divided by the leasable square feet in the warehouse portion of the Building minus the Base Proportionate Operating Expense times the number of square feet leased by the Tenant as set forth in Section 1. On or before December 15 of each year during the Term, Landlord shall estimate the Operating Expenses for the next Calendar year and shall notify the Tenant in writing of the Tenant's proportionate share of the estimated Operating Expenses for the next calendar year (the "Tenant's Estimated Operating Expenses"). Then, in addition to the rent set forth in Section 4, on January 1 and on the first day of each month during the next calendar year, with the rent the Tenant shall pay to the Landlord an amount equal to the Tenant's Estimated Operating Expenses divided by twelve. In no event shall Tenant's share of Operating Expenses increase by more than five percent (5%) (exclusive of real estate taxes) cumulative per year to the end of the Lease.

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

     B.  Annual Operating Expenses Adjustments. On or before March 15 of each
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year after the first calendar year of the Term, whether the first year is full or partial, the Landlord shall determine the actual Operating Expenses for both the Warehouse and the land on which the Warehouse is located, including on-site and off-site parking related to the Warehouse (the "Warehouse site" for the preceding calendar year. Therefore, on or before March 15 of each subsequent calendar year through the year following the termination of the Term, with any options and extensions, the total amount of the Tenant's Estimated Operating Expenses paid during the preceding calendar year shall be corrected to reflect the actual Operating Expenses for such preceding calendar year. On or before April 1 of each such year the Tenant shall pay to the Landlord, or the Tenant shall be credited with, as appropriate, an amount equal to the difference between the Tenant's proportionate share of the actual Operating Expenses for the preceding calendar year less the Tenant's Estimated Operating Expenses which were paid by the Tenant during such preceding calendar year except at the end of the Term where any credits or underpayments will be paid to the party to which it is owed no later than April 1 following the termination date.

     B. 1. Credit. If the correction for any year results in a credit to the
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Tenant, then that credit shall be applied against the rent and other monies owing from the Tenant to the Landlord which are due and payable in the month(s) after the correction adjustment.

     C. Operating Expenses Defined. The term "Operating Expenses" means and
        ---------------------------
includes the total reasonable operating expenses related to the Warehouse and the Warehouse Site (the Warehouse and the Warehouse Site collectively, the "Real Estate".) which are incurred by the Landlord, and shall include, without limitation, taxes and assessments levied, assessed or imposed at any time by any municipal, county, state or federal government or any governmental authority, upon or against the Real Estate ("Real Estate Taxes"), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of any income or rents from the Warehouse and/or Warehouse Site to the extent that any such tax or assessment is in lieu of all or a portion of any of the Real Estate Taxes, personal property and ad valorem taxes, common area heat and fuel, costs of water and sewage, reasonable management expenses, labor, including all wages, salaries, Social Security taxes which may be levied upon such wages and salaries, supplies, repairs, maintenance, painting, insurance, trash removal, and other items properly constituting direct operating maintenance, and repair costs according to standard accounting practices. The term "Operating Expenses" does not mean or include depreciation of the Building or equipment, interest expense on borrowed money of any form or nature, costs of maintaining the Landlord's corporate or business existence, franchise taxes, federal or state income taxes, expenditures required to be capitalized for federal income tax purposes, office expenses or salaries of the Landlord's executive officers, commissions and fees paid for the rental of the Building, or any parts thereof, or tenant improvements or costs and expenses attributable to leasing other spaces in the Building to other tenants including but not limited to legal fees and costs incurred in negotiating or enforcing leases of other tenants, fines assessed against Landlord for violation of any other tenant leases, and expenses attributable to repairs to other tenant spaces by misuse of other tenants. Tenant or its agents shall be permitted to audit all books and records pertaining to Operating Expenses in the offices of the Landlord once each year during normal business hours, upon prior written request.

     D. Annual Notice. The Landlord shall notify the Tenant in writing by March
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15 of each year of the actual Operating Expenses during the preceding calendar year, together with the computation of the additional payments for Operating Expenses due from the Tenant by April 1 of such year pursuant to subsections A and B of this Section 5.

     6. PARKING. The Landlord shall grant to the Tenant surface parking available on the Building Site or anything controlled by the Landlord, to be used by the Tenant and its employees and guests, at no additional cost to the Tenant. The Landlord reserves the right to designate the parking spaces leased to the Tenant.

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     7. SERVICES TO BE PROVIDED BY THE LANDLORD FOR THE OFFICE SPACE. The
Landlord shall provide and pay with respect to the office area any and all charges for the following services to the Premises:

     A. Janitorial services and customary cleaning in and about the Premises. The Tenant may not provide any janitorial service of its own without the a prior written consent, and then only subject to such additional conditions as the Landlord may reasonably impose.

     B. Heat and air conditioning to provide comfortable occupancy within government regulations, of the Premises under normal business operations, Monday through Friday from 8:00 a.m. to 5:00 p.m., Saturday from 8:00 a.m. through 1:00 p.m., but Sundays and holidays excepted. When Tenant works additional hours, heat and air conditioning will be provided as needed. Whenever heat-generated machines or equipment are used or business operations are conducted in the Premises which, in the judgement of the Landlord, affect the temperature otherwise maintained by the air conditioning system, the Landlord reserves the right to modify said system including the installation of supplementary air conditioning units in the Premises, and the cost and expense of the modification to said system, and any increase in the expense of operation and maintenance of said system shall be paid by the Tenant to the Landlord.

     C. Water from city mains, drawn through fixtures installed by the Landlord for drinking, lavatory, and toilet purposes, including a reasonable amount of hot water.

     D. Electrical wiring system in the Premises for standard electrical receptacles and lighting fixtures. The electrical system may be used only for normal equipment and accessories including replacement lighting tubes, bulbs, lamps and ballasts for overhead fixtures.

     E. Snow removal service for the outside parking facilities, related driveways, and sidewalks at all times.

     F. Lavatories for the use of the Tenant's employees and invitees in common with other tenants in the Building.

     7.1 SERVICES TO BE PROVIDED BY THE LANDLORD FOR THE WAREHOUSE SPACE.

     A. Water from city mains, drawn through fixtures installed by the Landlord for drinking, lavatory, and toilet purposes, including a reasonable amount of hot water. The Landlord reserves the right to provide a separate meter for the Premises and to require the Tenant to pay for its use of water billed to such meter but only upon Landlord paying all costs associated with the conversion to the separate meter.

     B. Electrical wiring system in the Premises for standard electrical receptacles and lighting and fixtures. The electrical system may be used only for normal equipment and accessories. Replacement lighting tubes, lamps, bulbs, and ballasts required for the overhead lighting fixtures in the Premises will be installed at the Tenant's expense.

     C. Tenant shall be responsible for putting utilities in their name and payment thereof. Space is separately metered.

     D. Snow removal service for the outside parking facilities related driveways, and sidewalks at all times.

     E. Heating System(s) in all warehouse spaces to provide comfortable occupancy.

The Landlord does not warrant that any of the services in Sections 7 and 7.1 above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of the Landlord to obtain fuel or supplies, or any other cause beyond the reasonable control of the Landlord. Notwithstanding anything in this Lease to the contrary, if any such service is interrupted, through no fault of the Tenant, and continues for a period of 3 days, rendering either the Office or Warehouse space, as the case may be, untenantable for the conduct of business therein, rent and all additional charges shall abate for the period of the interruption until such service is restored. The Landlord will use reasonable efforts to promptly remedy any situation which has interrupted any such services.

     8. LANDLORD'S TITLE. Landlord has sole title to the property on which the premises are located. The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing contained in this Agreement authorizes the Tenant to do any act which may encumber the title of the Landlord. This lease is subject and subordinate to all ground and underlying leases, and to all mortgages which may now or hereafter affect such ground and underlying leases, or the Real Estate and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to all advances made or hereafter to be made on the security of any such mortgage. Notwithstanding the foregoing, any subordination of the Lease shall be conditional upon the existing or subsequent mortgagee or subsequent purchaser agreeing in writing with Tenant to recognize this Lease and to not disturb Tenant's use, occupancy and possession of the Premises so long as Tenant is not in default of the Lease. Subject to its rights under the immediately preceding sentence, the Tenant covenants and agrees that it will, upon the written request of the mortgagee or purchaser, attorn thereto and execute, acknowledge, and deliver any instrument that has for its purposes and effect subordination of this Lease to the mortgage.

     9.   ASSIGNMENT AND SUBLETTING.

     A. Tenant. The Tenant may not assign or transfer all or any part of its
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right and interest under this Agreement, and may not sublet or permit the use and occupancy of all or any part of the Premises, to or by a third party without the prior written consent of the Landlord, and such consent will not be unreasonably withheld. If the Landlord grants its consent then all consideration paid or to be paid by such third party, including fifty percent (50%) of any amounts in excess of the rent due under this Agreement, shall be paid directly to the Landlord, and the Tenant shall be responsible to the Landlord for any deficiency between such consideration and the rent and other monies due under this Agreement. These provisions shall not apply (and the Landlord shall be deemed to have consented to) an assignment or sublet to a subsidiary, affiliate or a successor corporation of Tenant.

     B. Landlord. The Landlord named in this Agreement may transfer and assign, in whole or in part, all of its rights and obligations under this Agreement and in the Real Estate. After such transfer or assignment the Landlord named in this Agreement will have no further liability to the Tenant under this Agreement for the obligations assumed by the assignee or transferee.

     10. UNTENANTABILITY. If either the Office or Warehouse spaces are made untenantable by fire or other cause, the Landlord may elect (a) to terminate this Agreement as of the date of such casualty by notice to the Tenant within thirty days after that date, or (b) to have the Landlord repair all damage to Office or Warehouse space so that the same shall be restored to such condition as existed immediately prior to such damage. If the Landlord elects to terminate this Agreement, the rent shall be abated on a per-diem basis and be paid to the date of the fire or casualty. If the Landlord elects to restore the Premises and Building, such restoration shall be completed with reasonable promptness. If the Premises are unusable during such restoration, or if the Tenant is reasonably required to close its operation while such repairs are made, the rent shall abate during such period of repair while such operations have ceased and the Premises are completely closed. If the Tenant continues to operate on the specific Premises during such repairs, but is unable to use a substantial portion of the specific Premises, then the rent shall be prorated in the proportion which the area of unusable leased space bears to the total specific Premises for the period that said space is unusable. The Landlord will not be liable for business losses to the Tenant by reason of damage to the specific Premises. If the untenantability is caused by the fault of the Tenant, there will be no apportionment or abatement of rent. Nothwithstanding anything contained in this Section 10 to the contrary, if the specific Premises are not or cannot be made tenantable within 90 days after the date of the casualty for any reason whatsoever, the Tenant may terminate this Agreement and the lease.

     11. SIGNS. The Tenant shall pay for all signs related to the Tenant's use of the Premises. No sign, advertisement, or notice may be inscribed, painted, or affixed on any part of the outside or inside of the Premises or the Building by the Tenant except on the doors of the Premises and on the Building's directory board, and then at the Tenant's expense and only of such color, size style and material as is approved by the Landlord in writing. The Landlord reserves the right to remove all other signs at the expense of the Tenant. At the expiration of the Term the Tenant shall remove signs from the Premises and the Building.

     12. ALTERATIONS. No alterations or additions exceeding a total cost of $5,000 may be made and no fixtures may be affixed to the Premises or the Building by the Tenant without the prior written consent of the Landlord. All such alterations, additions, and fixtures, except the Tenant's trade fixtures and business machines, shall be and remain the property of the Landlord unless otherwise agreed in writing by the Landlord. Any and all maintenance, repairs, replacements to electrical, heating, air conditioning, water and plumbing systems in the Premises and the Building shall be made or done only by persons authorized by the Landlord.

     13. USE OF THE PREMISES. The Tenant (a) shall occupy and use the Premises during the Term for the purposes specified in Section 3 and none other; (b) may not make or permit any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance, or government regulations which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on or covering the Building and its operations; (c) may not obstruct or use for storage or for any purpose other than ingress and egress the common area driveways, parking areas, sidewalks, entrances, courts, corridors, vestibules, halls, elevators, and stairways of the Building; (d) may not make or permit any noise or odor that is objectionable to other occupants of the Office to emanate from the Premises, may not create or maintain a nuisance in the Premises, may not disturb, solicit, or canvass any occupant of the Building, and may not do any act tending to interfere with the quiet enjoyment of the leased space in the Building by other tenants or to injure the reputation of the Building; (e) may not make major modification to the building by installing any machinery, mechanical equipment, air conditioning equipment or aerial wires inside or outside the Building without, in each and every case, prior written consent of the Landlord so that other occupants of the Building will not be disturbed or annoyed; (f) may not place, or permit to be placed, any article of any kind on the window ledges or on the exterior walls and may not throw, or permit to be thrown or dropped, any article from any window of the Office; (g) may not attach additional locks or similar devices to any door or window and, upon the termination of this Agreement or of the Tenant's possession, shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets, and vaults; (h) shall be responsible for locking the doors and closing the transoms and windows in and to the Premises; (i) may not install any blinds, shades, awnings, or other form of inside or outside window covering or window ventilators or similar devices without the prior written consent of the Landlord; (j) may not overload any floor, shall route and locate safes and other heavy articles as the Landlord may direct, shall bring safes, furniture, and all large articles through the Office and onto the Premises at such times and in such manner as the Landlord directs and at the Tenant's sole risk and responsibility; (k) may not install in the Office any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord, shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Building and the Premises and the needs of other tenants in the Building, and, notwithstanding the Landlord's consent to such installation, may not use more electricity than such safe capacity; (l) shall be responsible for the cost of modification, installation, maintenance, repair, and additional operating and utility expenses related to any supplementary air conditioning required by heat generating machines or equipment used by the Tenant; (m) may not cover or obstruct the windows and doors that reflect or admit light or air into the halls, corridors or other public places in the Building; (n) may not use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were constructed; (o) may not mark, drill into, or in any way deface any part of the Premises or the Building unless restored by Tenant prior to vacating the Premises; (p) may not lay any type of flooring without the prior written consent of the Landlord; (q) may not bring into the Office bicycles, vehicles or animals of any kind; (r) may not sell merchandise, goods or property of any kind without the prior written consent of the Landlord; (s) may not move furniture, equipment, machinery or other property into or out of the Office space between the hours of 8:00 a.m. and 5:30 p.m., Monday through Friday, without the prior written consent of the Landlord.

     All persons entering or leaving the Office between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, or any time Saturday, Sunday, or Holidays, may be required to identify themselves to a watchman, by registration or otherwise, and to establish their right to enter or leave the Office. The Landlord may exclude or repel any peddler, solicitor, or beggar. In addition to all other liabilities for breach of any covenant of this Section 13, the Tenant shall pay to the Landlord, as additional rent under this Agreement, an amount equal to any increase in insurance premiums caused by such breach. The violation of any covenant of this Section 13 may be restrained by injunction.

     14. REPAIRS. The Landlord agrees that, at its own expense, it will keep and maintain the Premises, including, without limiting the generality of the foregoing, the roof, exterior, foundation, fire protection system, structural integrity, all utility lines and connections, interior walls, windows and window glass, flooring, ceiling, fixtures and operational parts, paving, sidewalks, parking areas and landscaping, in a condition and repair similar to its condition and repair on the effective date hereof, ordinary wear and tear excepted. Except as otherwise provided in Sections 7 and 7.1 of this Lease and as set forth herein the Tenant shall take good care of the Premises and the fixtures in the Premises and shall keep the Premises in good order, condition, and repair at the Tenant's expense during the Term, including the replacement of all interior broken glass and exterior glass broken by the Tenant with glass of the same size and quality. If the Tenant does not make necessary repairs within a reasonable time and adequately, the Landlord may, but need not, make such repairs and the Tenant shall promptly pay the Landlord for the cost thereof as additional rent. On the expiration of the Term or on earlier termination or cancellation of this Agreement, the Tenant shall surrender the Premises and the Landlord's fixtures in as good condition as of the time of delivery to the Tenant, subject to reasonable wear and tear. All injury to the Building or fixtures caused by moving of the Tenant in and out of the Building caused by the Tenant and any damage done by water, steam, electricity, fire or other substances to the Building or fixtures, or to the property of other tenants in the Building caused by the Tenant may be repaired by the Landlord at the expense of the Tenant, and the cost thereof shall become immediately due and payable by the Tenant as additional rent upon the delivery of a statement of such costs by the Landlord to the Tenant, or mailing the same, postage prepaid, to the Tenant at its last known address.

     15. EMINENT DOMAIN. If the Premises, or any part thereof, which prevents or substantially impairs the operation of the Tenant's business shall be taken or condemned by a competent authority for any public use or purpose, the Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose with rent prorated to the day of the taking. The Tenant may not share in the condemnation award, except for its personal property and relocation awards, if any and other awards to the extent such does not diminish the award to the Landlord.

     16.  ENVIRONMENTAL CONDITIONS.

     A.   Compliance with Laws. As a principal element of the consideration for
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the lease of the Premises to the Tenant by the Landlord, the Tenant acknowledges and agrees that it is familiar and shall strictly comply with all applicable federal, state, and local statutes, laws, rules, regulations, and ordinances (collectively, the "Laws") relating to the use, handling and disposal of hazardous and toxic substances and wastes, including all air, water, soil, solid waste and other environmental requirements, as an operator of a business on the Premises under this Agreement, including any community right-to-know rules and regulations. The Tenant agrees to comply with all of the Laws, to obtain all applicable permits, and to file all required notices and reports during the Term and the Tenant's possession of the Premises.

     B.   Intent to Handle Hazardous Substances. The Tenant shall check this
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box [X] if the Tenant intends or expects to handle or dispose of any Hazardous
Substances on the Premises or the Real Estate. The Tenant shall immediately notify the Landlord in writing if the Tenant does not now intend or expect to handle or dispose of any Hazardous Substances on the Premises or the Real Estate, but does handle or dispose of any Hazardous Substances during the Term.

     C. Containers; Spill Catchment. The Tenant may install or use above-ground
        ----------------------------
or Underground storage tanks or containers only in strict accordance with the Laws and only with the prior written consent of the Landlord and according to standards and restrictions imposed by the Landlord. The Tenant shall provide secondary container or spill catchment devices to effectively prevent any spill or overflow related to the filling of any above-ground or underground tanks from contaminating the soil or ground water. With respect to each tank and container located in or on the Premises or the Real Estate, the Tenant shall label each container as to the contents in each such container. If the container holds any Hazardous Substances, the label shall specify the Hazardous Substance or Substances contained.

     D. Site Assessment by Tenant. At such time as the Landlord has reason to
        --------------------------
believe a Hazardous Substance may be present in or on the Real Estate by reason of a spill or other discharge of a Hazardous Substance, or otherwise, the Landlord, within fifteen days after written notice to Tenant specifying the basis of Landlord's belief and after consultation with Tenant and its counsel may perform an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Landlord, to assess the presence or absence of any Hazardous Substance and the potential costs in connection with abatement, cleanup or removal of any hazardous substance found on, under, at or within the Real Estate. If the assessment or report shows the presence of any Hazardous Substance proven to have originated from Tenant's use of the real estate, the Tenant shall pay all costs related to the preparation of the report and assessment and to the required remediation.

     E. Site Assessment by Landlord. In the event of a default, the Landlord (or
        ----------------------------
its representatives) may visit the Real Estate and perform or cause to be performed environmental site investigations and assessments ("Site Assessments") on the Real Estate for the purpose of determining whether there exists in or on the Real Estate any environmental condition which could result in any liability, cost or expense to any owner or occupier of the Real Estate. Such Site Assessments may include both above and below the ground testing as may be necessary to properly conduct the Site Assessments in the opinion of the persons conducting the Site Assessments (the "Site Reviewers"). The Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises and the Real Estate as may be requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing all Site Assessments shall be paid by the Landlord unless, the assessment or report shows the presence of any Hazardous substance, the Tenant shall pay all costs related to the preparation of the report and assessment and to the required remediation within five days after written demand by the Landlord, and thereafter shall bear interest at the rate of 18% annum.

     F. Environmental Indemnification. The Tenant shall indemnify, release,
        ------------------------------
discharge, defend and hold the Landlord harmless from and against, and shall assume, any and all liability including, without limitation, all liability for reporting, assessment, investigation, removal and remediation, and all costs and expenses, arising out of, as a result of, or in connection with any failure of the Tenant or its employees, agents or assigns, to comply with any of the Laws and any and all contamination or the results thereof in the air, soil, and ground water at the premises and the Real Estate, or at a disposal site to which waste materials generated by the Tenant at the Premises or the Real Estate, or elsewhere, were disposed, as well as any and all releases of contamination from the Premises or the Real Estate caused by or contributed to be the Tenant during the Term and the Tenant's possession of the Premises. The Tenant's obligations under this paragraph shall arise on the discovery of any violation of or non-compliance with any law by the Tenant, or the contamination of the Premises or the Real Estate, whether or not any federal, state or local agency has taken or threatened any action. The Landlord shall similarly indemnify the Tenant for environmental liability caused by Landlord or presently existing at the Premises.

     G. Survival of Section. The provisions in this Section 16 shall be in
        --------------------
effect from the date of this Agreement, shall apply whether or not the Tenant subsequently subleases the Premises, or any part of the Premises, to any third party, and shall remain in effect and shall survive the termination or expiration of this Agreement.

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

     17. RIGHTS RESERVED TO LANDLORD. The Landlord reserves all rights incident to its ownership of the Building, including, but not limited to, the right (a) to install and maintain signs on the exterior of the Building; (b) to designate all sources furnishing sign painting and lettering used on the Premises providing such sources are competitive and reputable and of good quality and workmanship; (c) if, during or prior to the termination of this Agreement, the Tenant vacates the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy; (d) to have pass keys to the Premises; (e) to exhibit the Premises during the last 180 days of the Term but only upon advance notice and during normal business hours and accompanied by a representative of Tenant if requested by Tenant; (f) to take any and all measures, including inspections, repairs, alterations, additions, and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection, or preservation of the Premises or the Building or the Landlord's interest therein, or as may be necessary or desirable in the operation of the Building without interfering with Tenant's operations except in the case of an emergency. (g) Except as otherwise set forth herein the Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed liable of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant provided the Landlord exercises reasonable care.

     18. HOLDING OVER. If the Tenant retains possession of the Premises, or any part thereof, after the termination of this Agreement by lapse of time or otherwise, the Tenant shall pay to the Landlord rent at one and one-forth times (125%) the rate of the then current rental specified in this Agreement for the time that the Tenant thus remains in possession. If the Tenant remains in possession of the Premises, or any part thereof, after the termination of the term by lapse of time or otherwise, the Landlord may thereafter terminate the tenancy with thirty (30) days written notice to the Tenant. The provisions of this Section 18 do not waive the Landlord's right of re-entry or any other right under this Agreement.

     19. NOTICE AND PAYMENTS. Any notice which the Landlord may desire or be required to give the Tenant shall be deemed sufficiently given or rendered if delivered in writing to the Tenant personally or sent by certified or registered mail, addressed to the Tenant at the Premises or at such other place Tenant may designate in writing, return receipt requested. All payments to the Landlord and any notice which the Tenant may desire or be required to give the Landlord shall be deemed sufficiently given or rendered if delivered in writing to the Landlord personally or sent by pre-paid first class mail, addressed to the Landlord, c/o The Holladay Property Services, Inc., P.O. Box 1331, South Bend, IN 46624, or at such other place as the Landlord may from time to time designate in writing.

     20. DEFAULT BY TENANT. In the event of a default by the Tenant under this Agreement, the Landlord will have the following remedies:

     A. Tenant's Insolvency. If the Tenant makes an assignment for the benefit
        -------------------
of creditors or if a receiver is appointed for the Tenant or for the Tenant's assets or interest in this Agreement, or if any voluntary or involuntary petition or similar pleading under any section of any bankruptcy law is filed by or against the Tenant or any voluntary or involuntary proceedings in any court or tribunal is instituted to declare the Tenant insolvent or unable to pay its debts and, in the case of an involuntary petition or proceeding, if it is not dismissed within thirty days from the date it is filed, then the Landlord, at its election and without further notice or demand and either with or without entry upon the Premises, may immediately terminate and cancel this Agreement and this lease and shall thereafter, for the remainder of the Term, be entitled to recover damages in an amount equal to the present value of the rental obligation herein stated, including increases in rent as provided in this Agreement, less the rent for the Premises which the Landlord obtains.

     B. Landlord's Remedies. If the Tenant either fails to pay any rent or other
        -------------------
monies owed to the Landlord on the date it is due and payable, and fails to cure such default within ten (10) days or is otherwise in default of any of its obligations or duties under this Lease after thirty (30) days of written notice thereof by the Landlord plus such additional time as is necessary to correct said default so long as the cure is continuously and diligently undertaken by the Tenant, then the Landlord may enter into and upon the premises, or any part thereof, and repossess the same, with or without terminating this Lease and without prejudice to any of its remedies for rent or breach of covenant and may, at its option, terminate this Lease by giving written notice of its election to do so or may, at its option, lease the Premises, or any part thereof, as the agent of the Tenant, or otherwise. The Tenant shall, without demand or further process of law, pay to the Landlord at the end of each month during the Term the difference between the rent due to the Landlord from the Tenant under this Agreement, including any increases in rent under this Agreement, and the net receipts, if any, being received by the Landlord from the Premises (such net receipts to be calculated by deducting from the gross receipts the expenses incurred by the Landlord in connection with the re-letting of the Premises and performing the Tenant's obligations under this Agreement). If the rent for re-letting the Premises is higher than the monthly rent under this Agreement, then such excess rent shall belong to the Landlord and the Tenant will have no claim or right thereto. The failure or delay of the Landlord in taking any action or pursuing any remedy in the event of a default by the Tenant may not be considered a waiver or consent by the Landlord.

     C.   Landlord's Enforcement Costs. The Tenant shall pay upon demand all the
          ----------------------------
Landlord's costs, charges, and expenses, including reasonable fees of attorneys, agents, and others retained by the Landlord incurred in enforcing the Tenant's obligations under this Agreement or incurred by the Landlord in any litigation, negotiation, or transaction in which the Tenant causes the Landlord to become involved or concerned. The defaulting party shall pay to the non-defaulting party all expenses in regards to enforcing the lease obligations.

     21. DEFAULT BY LANDLORD. If the Premises, or any part thereof, are at any time subject to a mortgage, a deed of trust, or a similar lien instrument, and this Agreement or the rentals are assigned to such mortgagee, trustee, or beneficiary, and the Tenant is given written notice thereof, including the post office address of such assignee, then the Tenant may not terminate this Agreement for any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, to the attention of the mortgage loan department, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance at its election for and on behalf of the Landlord.

     A.   Tenant's Enforcement Costs. The Landlord shall pay upon demand all
          --------------------------
the Tenant's costs, charges, and expenses, including reasonable fees of attorneys, agents, and others retained by the Tenant incurred in enforcing the Landlord's obligations under this Agreement or incurred by the Tenant in any litigation, negotiation, or transaction in which the Landlord causes the Tenant to become involved or concerned. The defaulting party shall pay to the non-defaulting party all expenses in regards to enforcing the lease obligations.

     22.  LIABILITY INSURANCE AND INDEMNIFICATION.

     A.   Required Coverage. The Tenant shall maintain, and provide to the
          -----------------
Landlord acceptable evidence of liability insurance of not less than $1,000,000 per occurrence for bodily injury and not less than $100,000 per occurrence for property damage. The landlord shall be designated as a named insured with the right to notice of cancellation or amendment ten days prior to the effective date thereof. Said insurance shall be maintained during the Term.

     B.   Property Insurance. Landlord shall maintain at all times a policy or
          ------------------
policies of fire and extended coverage (all risk) insurance on the premises.

     C.   Indemnification-Landlord. The Tenant shall indemnify, defend, and save
          ------------------------
the Landlord harmless against and from all losses, liabilities, costs, damages, and expenses, including reasonable engineers', architects' and attorneys' fees, which may be incurred by or asserted against the Landlord by reason of or in respect to any of the following occurring during the Term:

     (i) Any work or thing done by the Tenant in, on, or about the Premises, or any part thereof;

     (ii) Any use, nonuse, possession, occupation, condition, operation, maintenance, or management by the Tenant of the Premises, or any part thereof;

     (iii) Any negligence on the part of the Tenant, Tenant's agent or Tenant's customers occurring in the Premises and the Building, and on the Building Site.

The Tenant shall not indemnify for any damages due to Landlord's negligent acts or omissions or Landlord's willful acts or omissions.

     D.  Indemnification-Tenant. The Landlord shall indemnify, defend, and save
         ----------------------
the tenant harmless from all losses, liabilities, costs, damages, and expenses, including reasonable engineers', architects' and attorneys' fees, which may be incurred by or asserted against the Tenant by reason of or in respect to any of the following occurring during the term:

     (i) Any work or thing done by the Landlord in, on, or about the Premises, or any part thereof

     (ii) Any negligence on the part of the Landlord or it's agents occurring in the premises and the Building, and on the Building Site.

     (iii) Any breach or default by Landlord in the performance of any obligation on Landlord's part to be performed under terms of this Lease.

The Landlord shall not indemnify for any damages due to Tenant's negligent acts or omissions or Tenant's willful acts or omissions.

     E.  Defense. If any action or proceeding is brought against the Landlord,
         -------
or the Real Estate by reason of any losses, liabilities, costs, damages, or expenses incurred by or asserted against the Landlord, by reason of or in respect to any of the matters or things set forth in subsection C of this
Section 22, the Tenant shall, upon written notice from the Landlord and at the Tenant's expense, resist or defend such action or proceeding. The Tenant agrees to give the Landlord prompt written notice of any claim, action, or proceeding brought or threatened against the Landlord, the Tenant, or the Real Estate.

     F.  Landlord's Limited Liability. To the extent permitted by law, the
         ----------------------------
Landlord will not be liable for any damage, either to person or property (expect caused by Landlord's gross negligence or failure to enforce terms of a Lease with another Tenant), sustained by the Tenant or by other persons due to the Real Estate, or any part thereof, being out of repair (for which the Tenant has repair obligations) or due to the happening of any accident in or about the Real Estate or due to any act of negligence of any tenant or occupant of the Building or of any other person. This limitation as to liability shall apply only to the Landlord.

     G.  Subrogation. Each party to this Lease waives any and every claim which
         -----------
arises or may arise in its favor against the other party hereto during the term of this Lease for any and all loss or damage, including damage to any of its property located within or upon the Premises, which loss or damage is covered by valid and collectible policies of insurance provided for herein, to the extent that such loss or damage is recoverable under such insurance policies. Such mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage suffered by the parties hereto. Inasmuch as such mutual waiver will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees immediately to give to each insurance company which has issued to it policies of insurance, written notice of the terms of such mutual waiver, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waiver.

     23. TENANT ESTOPPEL CERTIFICATE. The Tenant agrees that at any time and from time to time, upon not less than ten days prior written request by the Landlord, then the Tenant shall execute, acknowledge, and deliver to the Landlord a statement in writing certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that this Agreement, as so modified, is in full force and effect), the commencement and termination dates of this Agreement, that the Tenant has accepted the Premises, the date to which the rental and other charges have been paid in advance, if any, and that the Tenant has no claims against the Landlord or offsets against rent to the extent Tenant can accurately or truly make any of those statements. It is intended that such statement may be relied upon by prospective purchasers of the Landlord's interest in the Real Estate, or by the mortgagee or assignee of any mortgage on the Landlord's interest in the Real Estate.

     24. LIENS. The Tenant may not do any act which in any way encumbers the interest or title of the Landlord in the Premises or the Real Estate, nor may the interest or title of the Landlord in the Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by the Tenant. The Tenant may not permit the Premises or the Real Estate to become subject to any mechanics', laborers' or material men's liens on account of labor or material furnished, or claimed to have been furnished, to the Tenant for or on the Premises or the Real Estate. Upon written notice to Tenant and its failure to clear lien within ten (10) days, at its election, the Landlord may (but is not required to) remove or discharge such lien, or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by the Landlord for such purposes shall be additional rent immediately due from the Tenant to the Landlord.

     25.  MISCELLANEOUS.

     A. The invalidity of any provision, clause, or phrase will not serve to render the balance of this Agreement ineffective or void. This Agreement shall be governed by the laws of the State of Indiana.

     B. If the Landlord or the Tenant institutes legal proceedings against the other for breach of any of the covenants or conditions in this Agreement, then the successful party shall recover reasonable attorneys' fees and expenses from the other.

     C. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors, and assigns. Any reference to the Tenant or the Landlord shall, for the purpose of determining liability for property damage, personal injury, and the like, be deemed to include the Tenant, the Landlord, his or its respective agents, employees, servants, partners, independent contractors, licensees, invitees, guests or visitors.

     D. This Agreement supersedes and cancels all prior negotiations and agreements between the Landlord and the Tenant. This Agreement may be amended or altered only by written agreement signed by both the Landlord and the Tenant.

     E. All amounts owed by the Tenant to the Landlord under this Agreement shall be deemed to be additional rent and shall be deemed due and payable on the tenth working day after the date the Landlord renders a statement of account therefore to the Tenant and shall bear interest at the rate of 12% per annum from the date due and payable until paid by the Tenant.

     F. So long as the Tenant has paid the rent and all other charges under this Agreement and has performed all obligations under this Agreement, then the Tenant shall have quiet possession of the Premises during the Term.

     G. No consent or approval required of the Landlord in this Agreement may be unreasonably withheld.

     H. Canvassing, soliciting and peddling on the Real Estate are prohibited, and the Tenant shall cooperate to prevent the same.

     I. So long as Tenant is not in default under this Lease, Tenant shall be entitled to peaceably possess, hold and enjoy the Premises.

     J. Landlord covenants that Landlord has full right and authority to make this Lease; that the Premises are free and clear of and from all liens, restrictions, leases and encumbrances except as specified herein; and that there are no laws, ordinances, governmental rules or regulations or title restrictions or zoning or other matters which will prevent Tenant's operation of its business. Landlord represents and warrants that when it delivers possession of the Premises to Tenant, the Building shall be in full compliance with all laws, ordinances and regulations relative to the use, occupation and construction thereof. Landlord will provide more specific information regarding any encumbrance and liens to Tenant upon request.

     26. RULES AND REGULATIONS. The Landlord reserves the right to make reasonable rules and regulations for the Premises and the Real Estate. The Tenant shall abide by all reasonable rules and regulations adopted by the Landlord pertaining to the operation and management of the Premises and the Real Estate. If any rules and regulations adopted by the Landlord are contrary to the provisions of this Agreement, the terms of this Agreement shall govern.

     27. ADDITIONAL PROVISIONS. Additional Sections numbered I through IX, attached to this Agreement, are part of this Agreement and the terms and provisions of those additional paragraphs are binding on the Landlord and the Tenant.

LANDLORD: HOLLADAY MISHAWAKA, LLC


By: /s/ John T. Phair
    ------------------------------------------
    John T. Phair



TENANT: AM GENERAL CORPORATION


By: /s/ Edmond L. Peters
    ------------------------------------------
    Edmond L. Peters, Executive Vice President

STATE OF Indiana      )
                      ) SS:
COUNTY OF St. Joseph  )

     Before me, a Notary Public in and for said County and State, personally appeared John T. Phair, on behalf of Holladay Mishawaka LLC, the Landlord, and acknowledged the execution of the foregoing Lease Agreement on 4/29, 1999.

My Commission Expires:

1/22/01
-------


                                            Sharon Tiechocowski, Notary Public
                                            -------------------

                                            Residing in       Elkhart
                                                        ------------------------
                                            County,           Indiana
                                                        ------------------------

STATE OF Indiana      )
                      ) SS:
COUNTY OF St. Joseph  )

     Before me, a Notary Public in and for said County and State, personally appeared Edward L. Peters, on behalf of AM General, the TENANT, and acknowledged the execution of the foregoing Lease Agreement on 4-29, 1999.

My Commission Expires:

1-31-01
-------


                                            Christina Gray, Notary Public
                                            --------------

                                            Residing in      St. Joseph
                                                        ------------------------
                                            County,          Indiana
                                                        ------------------------

                             ADDITIONAL PROVISIONS



I.     PREMISES IDENTIFICATION:

       Office Space:
                       Suite 100      22,622 sf.

       Warehouse Space:

                       Suite 150      220,739 sf.
                       Suite 414       18,076 sf.

II. OPTION TO RENEW: Tenant is hereby granted an Option To Renew for an additional five (5) year term at the prevailing market rental rate for comparable facilities at the time of renewal for 238,815 sf. of Warehouse space; 22,622 sf. of Office space with one hundred eighty (180) days written notice.

III. FIRST RIGHT OF REFUSAL: Tenant has First Right of Refusal on any space vacant within the facility following ten (10) days written notification from Landlord.

IV. TERMINATION: The portion of this Lease concerning the Office space and Tenant's obligations thereunder shall terminate upon Tenant's relocation to Office space in a building owned by Landlord or its affiliate.

V. TERMINATION: Tenant may terminate this lease after two (2) years with buy out of one (1) year's rent or 50% of balance of rent through term of lease, whichever is less. Tenant must give Landlord six (6) months's written notice of termination. Tenant must be current with rent in order to exercise termination terms of the lease.

VI.    ROOF MAINTENANCE: Roof Performance

       .  Holladay will improve roof performance over the next five years.

       . Holladay's Property Management representative will provide quarterly reports to AM General's Facilities Management representative addressing roof performance issues.

       . Holladay has established a 5 year budget of $250,000 for major roof repairs and replacement at its Byrkit Avenue facility. This along with routine expenditures for roof repairs is designed to meet AM General's roof performance expectations.


VII.   Suite 404

       .  Rental rate $1.60 psf plus standard building CAM

       . Rent is presently being paid on 10,725 sf (actual space is 11,901) and as long as AM General continues to pay rent on space the rent shall be paid on 10,725 sf.

       . With 90 days written notice AM General can terminate use of all of this suite or they may terminate all of the warehouse space in this suite and retain the use of the space that houses the document center.


VIII. AM General presently has use of 1,000 sf of office space on the second floor. For the balance of the lease, AM General may continue to use this space at not charge.

IX. If AM General leases the balance of the warehouse space at Byrkit - Suite 410 - (26,620 sf) and Suite 412 - (14,024 sf) the rental rate will be changed to $2.13 psf for all warehouse space at the time that the final suite is leased and will remain at $2.13 for the balance of the five years remaining on the lease. Rate for Suite 404 will remain at $1.60 as noted in VII Above.